EXHIBIT 21.1

SUBSIDIARIES OF OSI SYSTEMS, INC.

Advanced Micro Electronics AS	Horten, Norway
Blease Medical Equipment Limited	Chesham, United Kingdom
Blease Medical Holdings Limited	Chesham, United Kingdom
Blease Medical Services Limited	Chesham, United Kingdom
Corrigan Canada, Ltd.	Ontario, Canada
CXR Limited	Surrey, United Kingdom
Del Mar Reynolds GmbH	Feucht, Germany
Del Mar Reynolds Medical, Inc.	Irvine, California
Del Mar Reynolds Medical Limited	Birmingham, United Kingdom
Dolphin Medical, Inc.	Hawthorne, California
Dolphin Medical Pte Ltd.	Singapore
Ferson Technologies, Inc.	Ocean Springs, Mississippi
Hertford Cardiology Limited	Birmingham, United Kingdom
Hertford Medical International Limited	Birmingham, United Kingdom
Metorex Security Products, Inc.	Ewing, New Jersey
Opto Sensors (Hong Kong) Limited	Hong Kong
Opto Sensors (Malaysia) Sdn. Bhd.	Johor Bahru, Malaysia
Opto Sensors (Singapore) Pte. Ltd.	Singapore
OSI Defense Systems, L.L.C.	Orlando, Florida
OSI Electronics, Inc.	Camarillo, California
OSI Electronics Pte. Ltd.	Singapore
OSI Fibercomm, Inc.	Hawthorne, California
OSI Medical (Singapore) Pte. Ltd.	Singapore
OSI Optoelectronics, Inc.	Hawthorne, California
OSI Optoelectronics Limited	Nicosia, Cyprus
OSI Optoelectronics Private Limited	Andhra Pradesh, India
OSI Systems Pvt. Ltd.	Secunderabad, India
Osteometer MediTech, Inc.	Hawthorne, California
Rapiscan Systems Pte. Ltd.	Singapore
Rapiscan Systems Sdn. Bhd.	Johor Bahru, Malaysia
Rapiscan Security Products, Inc.	Hawthorne, California
Rapiscan Systems, Inc.	Hawthorne, California
Rapiscan Systems High Energy Inspection Corporation	Sunnyvale, California
Rapiscan Systems Holdings, Inc.	Hawthorne, California
Rapiscan Systems Hong Kong Limited	Hong Kong
Rapiscan Systems Limited	Salfords, United Kingdom
Rapiscan Systems Neutronics and Advanced Technologies Corporation	Santa Clara, California
Rapiscan Systems Oy	Espoo, Finland
RapiTec, Inc.	Upland, California
SL Healthcare Limited	Nicosia, Cyprus
Spacelabs Healthcare, Inc.	Issaquah, Washington
Spacelabs Healthcare Solutions Private Limited	Andhra Pradesh, India
Spacelabs Medical (Canada) Inc.	Ontario, Canada
Spacelabs Medical Finland Oy	Espoo, Finland
Spacelabs Medical Germany GmbH	Dusseldorf, Germany
Spacelabs Medical, Inc.	Issaquah, Washington
Spacelabs Medical SAS	Creteil, France
Spacelabs Medical Trading (Shanghai) Co., Ltd.	Shanghai, China
Spacelabs Medical UK Limited	Chesham, United Kingdom
Spacelabs (Singapore) Pte. Ltd.	Singapore